Exhibit 10.35

CONCENTRA INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made and entered into as of this 15th day of December, 2005, by and between Concentra Inc., a Delaware corporation (the “Corporation”), and William H. Wilcox, a Texas resident (“Indemnitee”).

RECITALS:

A. Competent and experienced persons are reluctant to serve or to continue to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance or indemnification (or both) against claims and actions against them arising out of their service to and activities on behalf of those corporations.

B. The current uncertainties relating to the availability of adequate insurance for directors and officers have increased the difficulty for corporations to attract and retain competent and experienced persons.

C. The Board of Directors of the Corporation has determined that the continuation of present trends in litigation will make it more difficult to attract and retain competent and experienced persons, that this situation is detrimental to the best interests of the Corporation’s stockholders, and that the Corporation should act to assure its directors and officers that there will be increased certainty of adequate protection in the future.

D. The Certificate of Incorporation of the Corporation requires the Corporation to indemnify its directors and officers to the fullest extent permitted by law.

E. It is reasonable, prudent, and necessary for the Corporation to obligate itself contractually to indemnify its directors and officers to the fullest extent permitted by applicable law in order to induce them to serve or continue to serve the Corporation.

F. Indemnitee is willing to serve, continue to serve, and to take on additional service for or on behalf of the Corporation on the condition that he be indemnified to the fullest extent permitted by law.

G. Concurrently with the execution of this Agreement, Indemnitee is agreeing to serve or to continue to serve as a director or officer of the Corporation.

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing premises, Indemnitee’s agreement to serve or continue to serve as a director or officer of the Corporation, and the covenants contained in this Agreement, the Corporation and Indemnitee hereby covenant and agree as follows:

1. Certain Definitions:

(a) “Acquiring Person” means any Person other than (i) the Corporation, (ii) any of the Corporation’s Subsidiaries, (iii) any employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Subsidiary of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, or (v) any Person who, as of July 1, 2003, was the “beneficial owner” (as hereinafter defined), directly or indirectly, of securities of the Corporation representing twenty percent or more of the combined voting power of the Voting Securities of the Corporation outstanding as of such date.

(b) “Change in Control” means the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of Common Stock of the Corporation (the “Outstanding Corporation Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this Subparagraph (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

(ii) Individuals who, as of the date of this Agreement, constitute Incumbent Directors cease for any reason to constitute at least a majority of the Corporation’s Board of Directors;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or the corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Corporation existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(c) “Claim” means any threatened, pending, or completed action, suit, or proceeding (including, without limitation, securities laws actions, suits, and proceedings), or any inquiry or investigation (including discovery), whether conducted by the Corporation or any other party, that Indemnitee in good faith believes might lead to the institution of any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other. Without limiting the foregoing, “Claim” shall also mean the good faith determination by the Indemnitee that the Indemnitee owes or is otherwise liable or obligated to pay any Joint/Secondary Liability.

(d) “Expenses” means all costs, expenses (including attorneys’ and expert witnesses’ fees), and obligations paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), being a witness in, or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim relating to any Indemnifiable Event.

(e) “Incumbent Directors” means the individuals who, as of the date of this Agreement, constitute the Board of Directors and any other individual who becomes a director of the Corporation after that date and whose election or appointment by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least a majority of the directors who are then the Incumbent Directors, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Directors.

(f) “Indemnifiable Event” means any event or occurrence (including, without limitation, the incurrence of any Joint/Secondary Liability by the Indemnitee) related to the fact that Indemnitee is or was a director, member of a committee of the Board of Directors, officer, employee, agent, or fiduciary of the Corporation, or is or was serving at the request of the

Corporation as a director, member of a committee of the board of directors, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or by reason of any thing done or not done by Indemnitee in any such capacity. For purposes of this Agreement, the Corporation agrees that Indemnitee’s service on behalf of or with respect to any Subsidiary of the Corporation shall be deemed to be at the request of the Corporation.

(g) “Joint/Secondary Liabilities” means any and all taxes and other liabilities or obligations for which the Corporation is primarily liable and for which the Indemnitee is jointly or secondarily liable or which the Indemnitee is obligated to pay under any statute, regulation, or court or arbitral decision.

(h) “Person” means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a limited liability company, a partnership, a trust or other entity. A Person, together with that Person’s affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Corporation with that Person, shall be deemed a single “Person.”

(i) “Potential Change in Control” shall be deemed to have occurred if (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person (including the Corporation) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; (iii) after the Corporation has become a reporting company under the Exchange Act, any Acquiring Person who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the then outstanding Voting Securities of the Corporation increases his beneficial ownership of such securities by 5% or more over the percentage so owned by that Person on the date hereof; or (iv) the Board of Directors of the Corporation adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(j) “Reviewing Party” means any appropriate person or body consisting of a member or members of the Corporation’s Board of Directors or any other person or body appointed by the Board (including Special Counsel referred to in Section 3) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

(k) “Special Counsel” means special, independent counsel selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Corporation or for Indemnitee within the last three years (other than as Special Counsel under this Agreement or similar agreements).

(l) “Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

(m) “Voting Securities” means any securities that vote generally in the election of directors or in the selection of any other similar governing body.

2. Basic Indemnification and Expense Reimbursement Arrangement.

(a) In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than 30 days after written demand is presented to the Corporation, against any and all Expenses, Joint/Secondary Liabilities, judgments, fines, penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, Joint/Secondary Liabilities, judgments, fines, penalties, or amounts paid in settlement) of or with respect to that Claim. Notwithstanding the foregoing, the obligations of the Corporation under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined in good faith, following its receipt of a written opinion of Special Counsel (as contemplated by Section 3), that the Corporation would not be permitted under applicable law to make a requested indemnification payment to the Indemnitee. Nothing contained in this Agreement shall require any determination under this Section 2(a) to made by the Reviewing Party prior to the disposition or conclusion of the Claim against the Indemnitee; provided, however, that Expense Advances shall continue to be made by the Corporation pursuant to and to the extent required by the provisions of Section 2(b).

(b) If so requested by Indemnitee, the Corporation shall pay any and all Expenses incurred by Indemnitee (or, if applicable, reimburse Indemnitee for any and all Expenses incurred by Indemnitee and previously paid by Indemnitee) within two business days after such request (an “Expense Advance”). The Corporation shall be obligated to make or pay an Expense Advance in advance of the final disposition or conclusion of any Claim. In connection with any request for an Expense Advance, if requested by the Corporation, Indemnitee or Indemnitee’s counsel shall submit an affidavit stating that the Expenses incurred were reasonable. Any dispute as to the reasonableness of any Expense shall not delay an Expense Advance by the Corporation, and the Corporation agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Claim against the Indemnitee. If, when, and to the extent that the Reviewing Party determines in good faith, following its receipt of a written opinion of Special Counsel (as contemplated by Section 3), that the Corporation would not be permitted under applicable law to indemnify Indemnitee with respect to a Claim, the Corporation shall be entitled to be reimbursed by Indemnitee and Indemnitee hereby agrees to reimburse the Corporation without interest (which agreement shall be an unsecured obligation of Indemnitee) for all related Expense Advances theretofore made or paid by the Corporation; provided, however, that if Indemnitee has commenced action pursuant to Section 21 hereof to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Corporation for any Expense Advance, and the Corporation shall be obligated to continue to make Expense Advances, until a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) or an arbitral determination, as the case may be, is made with respect thereto. As contemplated by Section 3, the Reviewing Party shall be advised by or shall be Special Counsel. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence an action pursuant to Section 21 hereof. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Corporation and Indemnitee.

3. Special Counsel. The Corporation agrees that it shall not deny any indemnification payments or Expense Advances that Indemnitee requests or demands under this Agreement unless the Reviewing Party shall have received a written opinion of Special Counsel, delivered to the Corporation and Indemnitee, that the Corporation would not be permitted under applicable law to pay Indemnitee such indemnification payment or Expense Advance. The Corporation agrees to pay the reasonable fees of Special Counsel referred to in this Section 3 and to indemnify fully Special Counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or Special Counsel’s engagement pursuant hereto.

4. Establishment of Trust. In the event of a Potential Change in Control, the Corporation shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the “Trust”) and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties, and settlement amounts (including all interest, assessments, and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties, and settlement amounts) of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated, or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any situation in which Special Counsel referred to in Section 3 is involved. The terms of the Trust shall provide that, upon a Change in Control, (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee; (ii) the trustee of the Trust shall advance, within two business days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the Trust under the circumstances in which Indemnitee would be required to reimburse the Corporation for Expense Advances under Section 2(b) of this Agreement); (iii) the Trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above; (iv) the trustee of the Trust shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in that Trust shall revert to the Corporation upon a final determination by the Reviewing Party or a court of competent jurisdiction or arbitral tribunal, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee of the Trust shall be chosen by Indemnitee. Nothing in this Section 4 shall relieve the Corporation of any of its obligations under this Agreement.

5. Indemnification for Additional Expenses. The Corporation shall indemnify Indemnitee against any and all costs and expenses (including attorneys’ and expert witnesses’ fees) and, if requested by Indemnitee, shall (within two business days of that request) advance those costs and expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Corporation under this Agreement or any other agreement or provision of the Corporation’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to that indemnification, advance expense payment, or insurance recovery, as the case may be.

6. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties, and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

7. Contribution.

(a) Contribution Payment. To the extent the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be permitted under applicable law, then in the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount of any and all Expenses, judgments, fines, or penalties assessed against or incurred or paid by Indemnitee on account of that Claim and any and all amounts paid in settlement of that Claim (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) for which such indemnification is not permitted (“Contribution Amounts”), in such proportion as is appropriate to reflect the relative fault with respect to the Indemnifiable Event giving rise to the Contribution Amounts of Indemnitee, on the one hand, and of the Corporation and any and all other parties (including officers and directors of the Corporation other than Indemnitee) who may be at fault with respect to such Indemnifiable Event (collectively, including the Corporation, the “Third Parties”) on the other hand.

(b) Relative Fault. The relative fault of the Third Parties and the Indemnitee shall be determined (i) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency assessing the Contribution Damages or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Reviewing Party (which shall include Special Counsel) after giving effect to, among other things, the relative intent, knowledge, access to information, and opportunity to prevent or correct the applicable Indemnifiable Event and other relevant equitable considerations of each party. The Corporation and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does take account of the equitable considerations referred to in this Section 7(b).

8. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under any provision of this Agreement or to receive contribution pursuant to Section 7 of this Agreement, the burden of proof shall be on the Corporation to establish that Indemnitee is not so entitled.

9. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

10. Action of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent, or employee of the Corporation shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

11. Indemnitee’s Individual Capacity. The Corporation acknowledges that the Indemnitee is undertaking to act as a director, member of a committee of the Board of Directors, officer, employee, trustee, agent, or fiduciary of the Corporation at the request of the Corporation and solely in the Indemnitee’s individual capacity and not in any capacity as a director, officer, member, partner, employee, trustee, or other representative of any other corporation, partnership, association, business trust, trust, or similar organization or entity. The Corporation covenants and agrees to indemnify any such organization or entity from and against any and all Claims, judgments, fines, or penalties assessed against or incurred or paid by such organization or entity and any and all amounts paid in settlement (including all interest, attorneys’ and expert witnesses’ fees, and other charges paid or payable in connection with such Claims, judgments, fines, penalties, or amounts paid in settlement) with respect to any action or inaction taken in the course of the Indemnitee’s duties as a director, member of a committee of the Board of Directors, officer, employee, trustee, agent, or fiduciary of the Corporation, or at the request of the Corporation as a director, member of a committee of the Board of Directors, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise.

12. Non-exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Corporation’s Bylaws or Certificate of Incorporation or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation’s Bylaws or Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by that change.

13. Liability Insurance. Except as otherwise agreed to by the Corporation and Indemnitee in a written agreement, to the extent the Corporation maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by that policy or those policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Corporation director or officer.

14. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against Indemnitee or Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of five years from the date of accrual of that cause of action, and any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within that five-year period; provided, however, that, if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

15. Amendments. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall that waiver constitute a continuing waiver.

16. Subrogation. In the event of payment under this Agreement, the Corporation shall, subject to the conflicting rights of an insurer pursuant to any policy contemplated by Section 13 hereof, be subrogated to the extent of that payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure those rights, including the execution of the documents necessary to enable the Corporation effectively to bring suit to enforce those rights.

17. No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy for which the premiums are paid by the Corporation, provision of the Corporation’s Certificate of Incorporation or Bylaws, or otherwise) of the amounts otherwise indemnifiable hereunder.

18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a as a director, member of a committee of the Board of Directors, officer, employee, trustee, agent, or fiduciary of the Corporation, or at the request of the Corporation as a director, member of a committee of the Board of Directors, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise.

19. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, that provision shall be fully severable; this Agreement shall be construed and enforced as if that illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of that illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

20. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws.

21. Dispute Resolution. Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, or the alleged breach hereof, or in any way relating to the subject matter of this Agreement or the relationship between the parties created by this Agreement (hereinafter referred to as a “Dispute”) shall, at the election of the Indemnitee, be finally resolved by either (A) binding arbitration administered by the American Arbitration Association (“AAA”) under the AAA Commercial Arbitration Rules and Expedited Procedures (the “Rules”) then in force, to the extent the Rules are not inconsistent with the provisions of this Agreement, or (B) litigation in any U.S. or state court in the States of Delaware or Texas having subject matter jurisdiction thereof and in which venue is proper (with such venue being at the election of the Indemnitee). The Corporation hereby consents to service of process (which shall be deemed given if in writing upon actual receipt (by any means) by the Corporation) and to appear in any such proceeding. Once the Indemnitee has made such an election, the Dispute must be resolved pursuant to the chosen dispute resolution procedure.

(a) Arbitration. In the event of an arbitration, the arbitral tribunal shall be composed of a single arbitrator (the “Arbitrator”) selected in accordance with the Rules. The seat of the arbitration shall be Dallas, Texas.

(i) Arbitration Awards. The Arbitrator’s award shall be entitled to all of the protections and benefits of a final judgment as to any Dispute, including compulsory counterclaims, that were or could have been presented to the tribunal, and shall be final and binding on the parties and non-appealable to the maximum extent permitted by law.

(ii) Confidentiality. Except to the extent necessary for proceedings relating to enforcement of this Agreement, any award made or granted pursuant hereto or other related rights of the parties hereunder, the fact of any arbitration hereunder, the arbitration proceeding itself, all evidence, memorials or other documents exchanged or used in such arbitration and the arbitrators’ award shall be maintained in confidence by the parties hereto to the fullest extent permitted by applicable law. However, a violation of this paragraph (ii) shall not affect the enforceability of this Agreement to arbitrate or any Arbitrator’s award.

(b) Costs of Arbitration or Court Proceedings. Without limiting the Indemnitee’s other rights under Section 5 or elsewhere herein, the costs of arbitration or court proceedings pursuant to this Section 21, including the parties’ reasonable attorneys’ fees, shall be paid by the Corporation.

(c) Special, Consequential, Exemplary, and Punitive Damages Authorized. The arbitrator or court, as applicable, in any proceeding pursuant to this Section 21 is hereby authorized to award special, consequential, exemplary, and/or punitive damages in favor of the Indemnitee in such amounts as the arbitrator or court shall determine to be warranted.

22. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

23. Notices. Whenever this Agreement requires or permits notice to be given by one party to the other, such notice must be in writing to be effective and shall be deemed delivered and received by the party to whom it is sent upon actual receipt (by any means) of such notice. Receipt of a notice by any officer of the Corporation (other than Indemnitee) shall be deemed receipt of such notice by the Corporation.

24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

[The remainder of this page is intentionally blank.]

EXECUTED as of the date first written above.

THE CORPORATION:

CONCENTRA INC.

By:	/s/ Daniel J. Thomas
Daniel J. Thomas
Chief Executive Officer

INDEMNITEE:

/s/ William H. Wilcox
William H. Wilcox

12